EXHIBIT 99.2

SECURITIES PURCHASE AGREEMENT

(Series A Preferred Shares)

These Securities have not been registered with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered in reliance on exemptions from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 and Regulation S promulgated thereunder, and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996 or exemption from such state registration requirements.

These securities involve a high degree of risk.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the offering material. Any representation to the contrary is a criminal offense.

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This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of the last date signed by the parties hereto (the “Effective Date”), by and between Omnitek Engineering Corp., a California corporation (the “Company”), and Hawkeye Digital, Inc., a Nevada corporation (the “Purchaser”). Each part of this Agreement must be completed by the undersigned and, by execution below, the undersigned acknowledges and understands that the Company is relying on the accuracy and completeness hereof in complying with the obligations under applicable securities laws.

RECITALS

A. Whereas, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 10,000 shares of the Series A Preferred Stock, at a purchase price of $100 per share for an aggregate purchase price of $1,000,000, as more fully described in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, claim, suit, inquiry, investigation, arbitration, complaint, charge, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

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“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday in the United States or a day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“California Courts” means the state and federal courts sitting in the State of California, County of San Diego.

“California Time” means Pacific Standard Time.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Chachas Law Group P.C.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Evaluation Date” has the meaning set forth in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p).

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“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.8.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

“Outside Date” means October 1, 2026.

“Per Share Purchase Price” equals $100.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Price” means $1,000,000.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.8.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” means the shares of Series A Preferred Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Series A Preferred Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group Inc., (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

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“Trading Market” means whichever of the New York Stock Exchange, the NYSE-AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.

PURCHASE AND SALE

2.1 Purchase and Sale of Shares; Purchase Price. The Closing of the sale and purchase of the Shares, shall occur in two tranches (the “Tranche 1 Closing” and “Tranche 2 Closing”).

(a) At the Tranche 1 Closing, and upon the payment of five hundred thousand dollars ($500,000) as set forth in Section 2.2 below, the Company agrees to sell and issue to the Purchaser, 10,000 shares of Series A Preferred Shares, at the price of $100 per share.

(b) At the Tranche 2 Closing, and upon the payment of five hundred thousand dollars ($500,000) as set forth in Section 2.2 below, the Company agrees to sell and issue to the Purchaser, 10,000 shares of Series A Preferred Shares, at the price of $100 per share.

2.2 Payment of Purchase Price. At the respective Tranche 1 and Tranche 2 Closings, the Purchaser shall deliver or cause to be delivered to the Company the purchase price for the Shares being purchased as set forth in Section 2.1 above, in United States dollars in immediately available funds, by wire transfer to the account of the Company accordance to the wire transfer instructions separately provided by the Company.

2.3 Closing. Subject to the terms and conditions set forth in this Agreement, at the respective Tranche 1 and Tranche 2 Closings (the “Closings”), the Company shall issue and sell to the Purchaser the Shares against payment and disbursement of the Purchase Price, as set forth in Section 2.2 above. The Closings of the transactions contemplated by this Agreement shall take place by the electronic exchange of signatures of this Agreement, the payment of the purchase price and the delivery of any other documents required hereunder, as follows:

(a) The Tranche 1 Closing shall occur no later than the Outside Date, September 30, 2026, or at such other time as shall be mutually agreed upon by the Company and the Investor (the “Tranche 1 Closing Date”).

(b) The Tranche 2 Closing shall occur no later than ninety (90) days after the Tranche 1 Closing Date, or at such other time as shall be mutually agreed upon by the Company and the Investor (the “Tranche 2 Closing Date”).

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2.4 Closing Deliveries.

(a) At each Closing, the Company shall deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i) A share Certificate representing the Shares being purchased at such Closing, issued in the name Purchaser, or evidence of said shares being issued via Book Entry; and

(ii) such other documents and instruments as shall be reasonably requested by the Purchaser in accordance with the provisions hereof.

(b) At each Closing, Purchaser shall deliver or cause to be delivered to the Company (the “Purchaser Deliverables”):

(i) the Purchase Price via wire, for the Shares being purchased at such Closing; and

(ii) such other documents and instruments as shall be reasonably requested by the Company in accordance with the provisions hereof.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

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(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.4 and (v) those that have been made or obtained prior to the date of this Agreement.

(f) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports and except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares hereunder will not, immediately or with the passage of time, obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company or Subsidiary securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

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(h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”), on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and any Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Press Releases. The press releases, if any, disseminated by the Company since the date of the Company’s last Annual Report on Form 10-K taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and except as disclosed on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) neither the Company nor any Subsidiary has altered its method of accounting or the identity of its auditors, (iv) neither the Company nor any Subsidiary has declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) neither the Company nor any Subsidiary has issued any equity securities, (vi) there has not been any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect, (vii) been any material change to a material contract or agreement by which the Company or any of its assets is bound or subject, (viii) been any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder, any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets, (ix) been any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets, (x) been any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, or (xi) any arrangement or commitment by the Company to do any of the things described in this Section.

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  (k) The Company does not have pending before the Commission any request for confidential treatment of information.

(l) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company, any Subsidiary or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary. Except for certain amounts due and owing to a former employee which shall be paid from the proceeds from the sale of the Shares and amounts due and owing to the Company’s President and CEO for unpaid accrued salary, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it prior to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

  (n) Tax Returns and Payments. There are no income or other material taxes due and payable by the Company that have not been timely paid and no material withholding taxes required to be withheld by the Company that have not been withheld and timely paid over to the appropriate governmental agency. There have been no examinations or audits with respect to any taxes or tax returns of the Company, by any applicable federal, state, county, local or foreign governmental agency, and the Company has not received written notice of an intent to commence any such examination or audit that remains outstanding. The Company has duly and timely filed all income or other material tax returns required to have been filed by it, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

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(o) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit Agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Company is not in violation or default (a) of any provisions of its Articles of Incorporation or Bylaws; (b) in any material respect of any instrument, judgment, order, writ or decree; (c) in any material respect under any note, indenture or mortgage; (d) in any material respect under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule; or (e) of any provision of any federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(p) Certain Transactions.

(i) Other than (A) standard employee benefits generally made available to all employees, standard employee offer letters and confidential information agreements; (B) standard director and officer indemnification agreements approved by the Board of Directors; (C) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously made available to the Purchasers or their respective counsel); and (D) the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its Officers or directors, or any Affiliate thereof.

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(ii) Except as set forth in the SEC Reports, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees [or consultants], or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with the Company or any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding 2% of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

(q) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(r) Title to Assets. Except as set forth on Schedule 3.1(r), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them (if any) that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(s) Patents and Trademarks. The Company and the Subsidiaries owns, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

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(u) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(v) Solvency. Based on the financial condition of the Company and each Subsidiary as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s and each Subsidiary’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s and each Subsidiary’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s and each Subsidiary’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company and each Subsidiary, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company and each Subsidiary, together with the proceeds the Company and each Subsidiary would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company and each Subsidiary does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(w) Certain Fees. Except as described in Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

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(x) Certain Registration Matters. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-1 promulgated under the Securities Act. Neither the Company nor any Subsidiary has granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(y) Valid Issuance. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3.2 of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws. Upon issuance in accordance with the terms of the of this Agreement, the Shares, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3.2 of this Agreement, the Shares and the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

(z) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, since the date of its last Annual Report on Form 10-K, received notice from any Trading Market to the effect that the Company is not in compliance with the listing, quoting or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing, quoting or maintenance requirements for continued listing or quoting of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Shares contemplated by Transaction Documents.

(aa) Investment Company. The Company is not an investment company, is not an Affiliate of an investment company, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser’s and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

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(cc) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(dd) PFIC. Neither the Company nor any Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ee) OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ff) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(gg) Disclosure. The Company (on behalf of each Subsidiary, if any) confirms that neither it nor any Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company (including each Subsidiary), its and any Subsidiary’s business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(hh) Corporate Documents. The Articles of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form made available to the Purchaser. The copy of the minute books of the Company made available to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders.

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(ii) Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or [to the Company’s knowledge] threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Purchaser, represents and warrants to the Company as follows:

(a) Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent. The Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Shares, for any period of time. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

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(c) Purchaser Status. At the time the Purchaser was offered the Shares, the Purchaser was, and at the date hereof it is, and on each of the Closing Dates, Purchaser will be, an “accredited Purchaser” as defined in Rule 501(a) under the Securities Act. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. The Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares, and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f) Certain Trading Activities. The Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier of (1) the time that such Purchaser was first contacted by the Company or a finder for the Company regarding the transactions contemplated by this Agreement and (2) the 30th day before the date of this Agreement. The Purchaser represents that it is aware of the laws regarding trading securities based on material non-public information, and covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) before the time that the transactions contemplated by this Agreement are publicly disclosed.

(g) Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser has not relied on the business or legal advice of any finder for the Company or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that the Purchaser has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

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ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1 Other Agreements.

(a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities, other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Instruments and Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(d):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTEREDWITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such Agreement or account, the Purchaser may transfer pledged or secured securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party may reasonably request in connection with a pledge or transfer of the Shares. Except as otherwise provided in Section 4.1(d), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

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(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 4.1(b) above or any other legend (i) while a registration statement covering the resale of such securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that a Purchaser provides the Company with reasonable assurances that such securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Purchaser provides the Company with an opinion of counsel to such Purchaser, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 4.1(d), as directed by such Purchaser, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Common Shares, credit the aggregate number of shares of Common Stock to which such Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such credit is so required to be made to the balance account of such Purchaser’s or such Purchaser’s nominee with DTC or such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e) Buy-In. If the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such Purchaser’s or such Purchaser’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates or credit such Purchaser’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Shares that the Company was required to deliver to such Purchaser by the Required Delivery Date times (y) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

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4.2 Furnishing of Information. As long as any Purchaser owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Purchasers.

4.4 Securities Laws Disclosure. The Company will make such filings in the manner and time required by the Commission with regard to the transaction contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser,or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except to the extent such disclosure is required by law or Trading Market regulations.

4.5 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.6 Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock listed or quoted on any Trading Market, other than the Trading Market on which the Common Stock is currently listed or quoted, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed or quoted on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing or quoting of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.7 Negative Covenants. From the Closing Date until eighteen (18) months following the Effective Date, without the consent of the Purchaser, the Company will not and will not permit any Subsidiary to directly or indirectly:

(a) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or Agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for:

(i) Liens created with respect to bank or institutional financing of accounts receivable;

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(ii) Liens which exist with regard to current revolving line of credit as such exists as of the Closing Date and any Lien Created with respect to extension or increase of the available credit under the current revolving line of credit, as such exists as of the Closing Date, not to exceed $100,000;

(iii) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers’, warehousemen’s, mechanics’, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property, materials, components and inventory in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a “Permitted Lien”);

(b) amend its articles of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Purchaser (a reverse split of its common stock at a ratio not to exceed 1-for-50, name change, or an increase in the amount of authorized shares and an increase in the number of directors will not be deemed adverse to the rights of the Purchaser);

(c) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents; or

(d) redeem any securities outstanding as of the Closing Date.

ARTICLE 5.

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligation of the Purchaser to Purchase Shares. The obligation of the Purchaser to acquire the Shares at the respective Closings is subject to the satisfaction or waiver by such Purchaser, at or before such Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

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(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed or quoted for trading on a Trading Market;

(f) Certificate of Determination. The Company shall have filed with the State of California a Certificate of Determination designating 20,000 shares of its Preferred Stock as Series A Preferred Stock.

(g) Bank Account. The Company shall have opened a new bank account to hold the Series A Preferred Stock Proceeds with a designee of the Purchaser as an authorized signor on such account.

(h) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.4(a); and

(i) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.5.

(j) Certificate of Good Standing. The Company shall have delivered a Certificate of Good Standing from the State of California dated with 5 days of the Effective Date.

5.2 Conditions Precedent to the Obligations of the Company to sell the Shares. The obligation of the Company to sell the Shares at the respective Closings is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b) Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

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(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d) Purchasers Deliverables. Each Purchaser shall have delivered its Purchasers Deliverables in accordance with Section 2.4(b); and

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.5.

ARTICLE 6.

MISCELLANEOUS

6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. All notices and other communications required or permitted under this Agreement shall be in writing delivered to the Parties at the mailing address, or regularly monitored electronic email address of the respective Party set forth below. Such notice or communication shall be deemed to have been given: (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (with confirmation of delivery); or (c) if sent by e-mail of a PDF document, when the recipient, by an email sent to the email address for the sender stated in this section or by a notice delivered by another method in accordance with this section, acknowledges having received that email. Any party may change its notice address or email address by written notice to the other parties, given in accordance with this section.

If to the Company, addressed to

:

Omnitek Engineering Corp.

Attn: Werner Funk, President and CEO

1280 Activity Dr. # D

Vista, CA 92081

E-mail: werner@omnitekcorp.com

If to the Purchaser, addressed to:

The address set forth on the signature pages hereof.

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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6.5 Termination. This Agreement may be terminated prior to Closing:

(a) by written Agreement of the Purchaser and the Company; and

(b) by the Company or the Purchaser upon written notice to the other and to the Escrow Agent, if the Closing shall not have taken place by 5:00 p.m. Pacific Standard time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c) Upon termination in accordance with this Section 6.5, the Company and the Purchaser shall not have any further obligation or liability (including as arising from such termination) to the other under the Transaction Documents as a result therefrom.

6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Purchaser can assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9 Governing Law; Venue. This Agreement is being executed and delivered and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles. This Agreement shall be deemed made and entered into in San Diego County, State of California, and venue for any Proceeding as defined below, in connection with this Agreement shall be in San Diego County, California.

6.1 Waiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waives trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any Party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a Party or otherwise.

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6.2 Survival. The representations, warranties, agreements and covenants contained herein shall survive the respective Closings and the delivery of the Shares.

6.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.4 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.5 Manner of Execution; Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf), DocuSign, or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

*** Signature Page Follows ***

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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date Effective Date.

PURCHASER

Purchaser Name:

Date Signed: ____________________
Signature

Name of Signatory

Title of Signatory if applicable

Address:

City, State and Zio Code:

Taxpayer ID No.: (Required for US Citizens)

Telephone No.

E-mail:

OMNITEK ENGINEERING CORP.

Date Signed: ____________________	By: Werner Funk
Title: President and CEO

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Schedule 3.1(a)

Subsidiaries

None, no exception.

Schedule 3.1(g)

Capitalization

None, no exception.

Schedule 3.1(j)

Material Changes

None, no exception.

Schedule 3.1(r)

Title to Assets

The Small Business Administration (SBA) EIDL Loan #3317287206 is secured pursuant to the terms of the Security Agreement dated April 21, 2020, and a senior secured interest in and the assets of the Company.

Schedule 3.1(t)

Certain Fees

None, no exception.

Schedule 5.4(l)

Liabilities

* Balances owing as reflected in the above schedule are subject to adjustment to reflect any payments and per diem interest as applicable.

** The amount to be paid against the Werner funk Working Capital Loan balance shall be subject to adjustment based on final payoff amounts to the above listed creditors.